Exhibit 99.1

Investor Contact:	Corporate Contact:	Media Contact:
Doug Sherk / Jenifer Kirtland	Steve Martin	Amber Winans
415-896-6820	858-795-7525	858-795-7584
jkirtland@evcgroup.com	IR@bakbone.com	amber.winans@bakbone.com

FOR IMMEDIATE RELEASE

BakBone Software Announces Acquisition of

Assets from Asempra Technologies, Inc.

Extends BakBone’s Real-Time Data Protection Capabilities, Provides Customers with

Cost-Effective Solutions for Enhancing Existing Windows Applications

SAN DIEGO, Calif. — May 04, 2009 — BakBone Software Incorporated (Pink Sheets: BKBO), a global provider of heterogeneous integrated data protection solutions, today announced that it has acquired certain assets from Asempra Technologies, Inc., a privately-held company based in Santa Clara, Calif. Asempra develops real-time data protection and recovery solutions for Windows applications and file system data. Under the terms of the agreement, BakBone has agreed to issue 3,846,154 common shares and to pay cash consideration of approximately $350,000, plus accrued royalties.

“A key growth strategy of our company is to offer customers a broad portfolio of product and service offerings. This acquisition represents an execution of our stated Integrated Data Protection strategy and helps build on our position as a leading provider of data protection solutions that improve overall performance and reduce operational costs,” said Jim Johnson, president and chief executive officer, BakBone. “Our data protection platform, when combined with Asempra’s Any Point-In-Time technology for Exchange and SQL Servers, as well as Windows file systems, provides customers with cost-effective tools to enhance their current data protection strategies. And, this solution enables customers to significantly reduce downtime and data loss of the important business assets that reside in these critical Microsoft applications.”

About BakBone Software

BakBone is committed to making data protection a simple, straightforward process while delivering its Integrated Data Protection (IDP) strategy through an award-winning product suite. This suite provides unprecedented capabilities not only to protect critical data – but more importantly, to ensure the availability of that data as well. BakBone’s products offer a single point of control for managing resources across all platforms, providing improved operational efficiency, reduced system downtime, improved availability and enhanced security to support the business growth of enterprise environments. Thousands of users worldwide leverage BakBone’s IDP approach to simplify the management of multi-platform environments with a portfolio of backup, disaster recovery, replication and storage reporting solutions for Linux, Windows, Unix and Mac OS environments. These scalable data protection solutions address the demands of Global 5000 organizations and are distributed through a worldwide network of select OEM partners, strategic partners, resellers and solution providers. BakBone is headquartered in San Diego, Calif. For more information about BakBone, visit www.bakbone.com or email info@bakbone.com.

Safe Harbor

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors, which, if they do not materialize or prove correct, could cause BakBone’s results to differ materially from historical results, or those expressed or implied by such forward-looking statements. The potential risks and uncertainties may include, but are not limited to: risks that the anticipated benefits of the asset acquisition will not be achieved; risks that future resale of the shares issued in the acquisition will have an adverse impact on the trading price of the BakBone common shares; the deteriorating economic and market conditions that could lead to reduced spending on information technology products; competition in our target markets; potential capital needs; management of future growth and expansion; the development, implementation and execution of the Company’s Integrated Data Protection (IDP) strategic vision; risk of third-party claims of infringement; protection of proprietary information; customer acceptance of the Company’s existing and newly introduced products and fee structures; and the success of BakBone’s brand development efforts; risks associated with strategic alliances; reliance on distribution channels; product concentration; need to develop new and enhanced products; potential product defects; our ability to hire and retain qualified employees and key management personnel; and risks associated with changes in domestic and international market conditions and the entry into and development of international markets for the Company’s products. Our forward-looking statements should be considered in the context of these and other risk factors disclosed in our most recent report filed with the Securities and Exchange Commission, which may be found at www.sec.gov, as well as those risk factors disclosed in our current report filed with the relevant Canadian securities regulators, which is available on SEDAR at www.sedar.com. All future written and oral forward-looking statements made by us or on our behalf are also subject to these factors. BakBone assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made, other than as required under applicable securities laws.

BakBone®, BakBone Software®, NetVault® , Application Plugin Module™, BakBone logo®, Integrated Data Protection™, Redefining Data Protection™, Constant Data™, Constant Data logo™, Constant Replicator™, OnDemand Replicator™, and Constant HA Cluster™, are all trademarks or registered trademarks of BakBone Software, Inc., in the United States and/or in other countries. All other brands, products or service names are or may be trademarks, registered trademarks or service marks of, and used to identify, products or services of their respective owners.